Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 8, 2015 relating to the balance sheet of Seritage Growth Properties appearing in the Registration Statement No. 333-203163 on Form S-11, as amended, of Seritage Growth Properties.

/s/ Deloitte & Touche LLP

Chicago, Illinois

July 7, 2015